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                                                             November 7, 1996



CRA Managed Care, Inc.
312 Union Wharf
Boston, MA  02109

Ladies and Gentlemen:

     We have acted as counsel to CRA Managed Care, Inc., a Massachusetts corporation (the "Company"), in connection with proceedings being taken to register under the Securities Act of 1933, as amended, of up to 2,300,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") pursuant to a Registration Statement on Form S-3 (the "Registration Statement"). Of the Common Stock being registered, up to 800,000 shares are being offered by the Company and 1,500,000 shares are being offered by certain selling stockholders (the "Selling Stockholders").

     As such counsel, we have examined (i) certain corporate records of the Company, including its Articles of Organization, its By-laws, stock records and records of the meetings of its Incorporator, Board of Directors and Stockholders; (ii) a Certificate of the Secretary of the Commonwealth of Massachusetts as to the legal existence of the Company; and (iii) such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts.

     2. The Company is authorized to issue 40,000,000 shares of Common Stock, par value $.01 per share.

     3. When issued and sold under the circumstances contemplated in the Registration Statement, the 800,000 shares of Common Stock offered by the Company will be duly authorized, validly issued, fully paid and nonassessable.

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CRA Managed Care, Inc.
November 7, 1996
Page 2

     4. When sold under circumstances contemplated in the Registration Statement, the 1,500,000 shares of Common Stock offered by the Selling Stockholders will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.


                         Very truly yours,


                         HUTCHINS, WHEELER & DITTMAR
                            A Professional Corporation

JW/WBD



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